Exhibit 21


                            BELROSE CAPITAL FUND LLC
                                  SUBSIDIARIES



     Name                                     Jurisdiction of Incorporation
     ----                                     -----------------------------

     Belrose Realty Corporation                          Delaware
     Bel Apartment Properties Trust                      Maryland
     Bel Communities Property Trust                      Maryland
     Katahdin Property Trust, LLC                        Delaware